    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1997
                                              Registration Statement No.
                                                                        --------
================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       ------------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                          LAMALIE ASSOCIATES, INC.
           (Exact name of Registrant as specified in its charter)

               FLORIDA                                   59-2776441
    (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                Identification Number)

                               200 PARK AVENUE
                                 SUITE 3100
                        NEW YORK, NEW YORK 10166-0136
                               (212) 953-7900
                        (Address, including zip code,
                of Registrant's principal executive offices)

                          LAMALIE ASSOCIATES, INC.
                      1997 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                  JACK P. WISSMAN, EXECUTIVE VICE PRESIDENT
                          LAMALIE ASSOCIATES, INC.
                          3903 NORTHDALE BOULEVARD
                            TAMPA, FLORIDA 33624
                               (813) 961-7494
          (Name, address, including zip code, and telephone number
                 including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

=====================================================================================================================
    Title of Securities      Amount to be     Proposed Maximum Offering       Proposed Maximum           Amount of
     to be Registered         Registered         Price Per Share(1)      Aggregate Offering Price(1) Registration Fee

---------------------------------------------------------------------------------------------------------------------
Common Stock. . . . . . . .  200,000 shs.              $15.84                  $3,168,000.00            $960.00

=====================================================================================================================

(1) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the common stock reported on the Nasdaq National Market System on July 2, 1997.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        By this reference, the following documents filed or to be filed by Lamalie Associates, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration Statement:

        1. The Company's Prospectus as filed with the Commission under Rule 424(b) of the Securities Act of 1933, which is a part of the Company's Registration Statement on Form S-1 (Registration Statement No. 333-26027), as amended, contains the Company's audited financial statements for the fiscal year ended February 28, 1997 (pages F-1 through F-13, inclusive) and a description of the Company's common stock (page 35), which is incorporated by reference in the Company's Registration Statement on Form 8-A as filed with the Commissioner under the Securities Exchange Act of 1934 (Registration Statement No. 000-22645).

        2. All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Florida Business Corporation Act, as amended (the "Florida Act"), provides that a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Under the terms of the Company's Articles of Incorporation and Bylaws, the Company may indemnify any director, officer or employee or any former director, officer or employee to the fullest extent permitted by law.

        The Company intends to enter into indemnity agreements with each of its directors and certain officers which provide that the Company will indemnify such persons against any costs and expenses, judgments, statements and fines incurred in connection with any claim involving such persons by reason of his or her position as director or officer, provided that such person meets certain standards of conduct.

        The underwriters also will agree to indemnify the directors and officers of the Company against certain liabilities pursuant to the Underwriting Agreement.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.        EXHIBITS.

Exhibit
Number        Description
------        -----------

4.1           Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
              Registration Statement on Form S-1, as amended, Registration Statement No. 333-26027).

4.2           By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration
              Statement on Form S-1, as amended, Registration Statement No. 333-26027).

4.3           Form of Common Stock Certificate (incorporated by reference to Exhibit 3.4 to the Company's
              Registration Statement on Form S-1, as amended, Registration Statement No. 333-26027).

5             Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association, as to the
              legality of the Common Stock being registered.

23.1          Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association (contained in Exhibit 5).

23.2          Consent of Arthur Andersen LLP.

ITEM 9.       UNDERTAKINGS.

              (a)     The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)   To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                             (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of July, 1997.


                                               Lamalie Associates, Inc.



                                               By: /s/ Robert L. Pearson
                                                  ------------------------------
                                               Robert L. Pearson, President
                                               and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Lamalie Associates, Inc., for himself and not for one another, does hereby constitute and appoint Robert L. Pearson, Jack P. Wissman and Philip R. Albright, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed issuance, sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                           TITLE                             DATE
---------                                                           -----                             ----

/s/ Robert L. Pearson                                   President and Chief                        July 7, 1997
----------------------------------------                Executive Officer and Director
Robert L. Pearson                                       (Principal Executive Officer)




/s/ Jack P. Wissman                                     Executive Vice President, Chief            July 7, 1997
----------------------------------------                Administrative and Officer and
Jack P. Wissman                                         Director (Principal Financial
                                                                   Officer)



/s/ Philip R. Albright                                     Director of Finance and                 July 7, 1997
----------------------------------------               Controller (Principal Accounting
Philip R. Albright                                                 Officer)



                                                           Chairman of the Board of                July 7, 1997
----------------------------------------                          Directors
John F. Johnson


SIGNATURE                                                           TITLE                             DATE
---------                                                           -----                             ----

/s/ Michael E. Brenner
-----------------------------------------                          Director                       July 7, 1997
Michael E. Brenner

/s/ Arthur J. Davidson
-----------------------------------------                          Director                       July 7, 1997
Arthur J. Davidson


-----------------------------------------                          Director                       July 7, 1997
Mark P. Elliott


-----------------------------------------                          Director                       July 7, 1997
David W. Gallagher

/s/ Harold E. Johnson
-----------------------------------------                          Director                       July 7, 1997
Harold E. Johnson


                                EXHIBIT INDEX

Exhibit                                                                                                Sequential
Number        Description                                                                              Page No.
------        -----------                                                                              --------

4.1           Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, Registration
              Statement No. 333-26027).

4.2           By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
              Registration Statement on Form S-1, as amended, Registration Statement No. 333-
              26027).

4.3           Common Stock Certificate (incorporated by reference to Exhibit 3.4 to the Company's
              Registration Statement on Form S-1, as amended, Registration Statement No. 333-
              26027).

5             Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis,
              Professional Association, as to the legality of the Common Stock being registered.

23.1          Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional
              Association (contained in Exhibit 5).

23.2          Consent of Arthur Andersen LLP.